Amendment

This is an amendment (“Amendment”) to an agreement (the “Original Agreement”) dated July 17, 2014, by and between  NutraFuels, Inc., a Florida corporation (“NutraFuels”) and Sullivan Media Group, Inc., a Nevada Corporation (“SMG”).  For purposes of this Amendment, references to “Agreement” herein include the Original Agreement and Exhibit A thereto.

Whereas, under the terms of the Agreement, SMG is obligated to provide certain services (“Services”) to NutraFuels and NutraFuels is obligated to pay certain sums to SMG in exchange for the Services.

Whereas, NutraFuels and SMG desire to amend the Agreement, as set more set forth herein.

Now therefore in exchange for good and valuable consideration, the parties agree as follows:

1. Amendment.   Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A hereto, which is incorporated herein and made a part hereof.

2. Entire agreement.  The Agreement and this Amendment constitute the entire agreement between the parties with respect to the subject matter hereof and the foregoing may not be modified, amended, or changed except in writing.

3. Benefits; binding effect.  This Amendment shall be for the benefit of, and shall be binding upon, the Maker and the Holder and their respective successors and assigns.

4. Headings.  The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

5. Amendment.  The effect of this Amendment is to amend the Agreement.  This Amendment shall constitute a modification of the terms of the Agreement and except as set forth herein evidences the same obligations, rights and duties that existed under the Agreement.  To the extent that any rights, benefits or provisions existed in the Agreement as of the date hereof, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after the date of the Agreement except as amended herein.  All references to the Agreement in any agreement, instrument or document executed or delivered in connection herewith or therewith shall be deemed to refer to the Agreement and this Amendment, as the same may be amended, restated, supplemented or otherwise modified from time to time.

IN WITNESS WHEREOF, the undersigned have executed this Amendment on July 1st 2015

NutraFuels, Inc.

/s/ Edgar Ward_________________

By: Edgar Ward, President

Sullivan Media Group, Inc.

/s/ Edward Sullivan______________

By: Edward Sullivan, President

 EXHIBIT A, As Amended July 1st, 2015

A.

ONGOING SERVICES (NOT INCLUDED IN PHASE 2 BELOW)

In addition to the Services set forth above, SMG shall provide up to an additional 40 hours of services per month as requested by the Company from time to time beginning on November 1, 2014, and ending on November 1, 2019. In exchange for these services, the Company shall issue cashless warrants to SMG as follows:

Date

Number of Warrants

Recipient

August 15th 2015

           1,791,369

Mitsukp Takezawa

August 15th 2015

                          1,791,369

Ed and Patricia Sullivan

August 15th 2015

               895,684

Michael Perog

B.

PHASE 2:THE PROJECT:

Phase 2 of SMG’s Marketing Services consists of positioning and branding. In the case of NutraFuels, our branding services will include renaming the company which also must take into consideration trademark clearances and domain name acceptability by NutraFuels.

Brand Identity and Image:

Create a new company brand name that emphasizes “Oral Spray”, and create a sub branding relationship for the remedies, Energy, Diet, Sleep, etc. and a tertiary branding relationship for the words “natural” and “organic”. The purpose of this brand identity system is to create a relationship with all the branding elements so that they can work on packaging, merchandising elements and promotional and advertising materials.   The activities and services provided are as follows:

Brand Identity

-

Develop name candidates and ideas for a new master brand name for the company and its products.

-

Perform initial trademark clearances using the U.S. Trademark and Patent office’s database.

Note: We can execute the clearances and the legal clearances if you so desire. The fee is $4,500. Per category (if in fact we need more than one category). Please check with your attorney, usually our fee is much less than your attorney’s.

-

Create a new logo and Identity (company identity and image)

-

Create the brand bible (identity policies and procedures with examples and instructions), for how to use the logo and various accepted applications.

-

Create a variety of text messages as first a “slogan/tag line” and then other brief product messages featuring advantages and benefits of the Oral Spray application and the product line remedies. Slogans should also be trademarked ($4,500. Per submission).

-

Deliver the final selected logo in all formats including, .psd, .ai, .jpeg, .tiff, .png and .eps formats for use in electronic media format

Brand Images

-

Develop the look, style and feel for the brand image and environment. Images and graphics that will direct the look in all media for promotion, sales collateral and website.

-

Create a brand image visual environment that will be the direction and keys for creating future imagery

-

Deliver the final brand image bible in PowerPoint (pdf) format. All images use will be purchase and cleared for publication.

Product Package Design

-

Create package design examples in an illustrated form (graphic images), to be approved. We will work collaboratively with your current package providers or make recommendations for other suppliers. We will also attempt to avoid the costs of “retooling” unless it’s mutually agreed that it’s a necessity.

-

Once we have a final package design approved and agreed upon, we will then provide you with an estimate for the production of the graphics to be printed.

Merchandising Displays

-

Create a new look and graphic approach for store displays, including the floor stands and the counter displays.

-

Once we have final approved designs, we will then provide you with an estimate for the final master artwork that will be given to the printer.

Sales Collateral

-

Create a collection of digital assets that can be used for the sales collateral. This includes general messaging that address some of the salient marketing points we have researched as well as “why” a customer should consider a purchase of the product…the rationale.

Sub Total $165,000.

Additional considerations we discussed but not included in the above fee.

Tap Out Sales Collateral

-

Prepare a Powerpoint sales presentation that can be used in sales and product review meetings.

-

Advise on sales strategies for product review meetings. The pitch, the store placement and how to work with brokers and wholesalers

Sub Total $10,000.

Existing Product line

-

Create a sales presentation for the current product line featuring Energy, Diet, Sleep products…and if it can be made ready, Diabetes and Headache.

Note: We would also suggest that it would be good to start experimenting with the breath fresheners in the products.

Sub Total $10,000.

Business Development for Private Label of Licensing

-

We have a well connected business development executive that has offered to conduct business development for securing brand partners for private labeling or licensing of the product. We discussed his deal as follows…

                                                    Initial Business Development Stipend……………$5,000.

A success fee (conditional upon an acceptable agreement with NutraFuels)……$15,000.

Summary of Fees for Phase 2:

•

Brand Identity (Logo, Slogans/Tag Lines)

•

Brand Imagery (Create the visual Environment)

•

Product Package Design: Visual Prototypes (PreProduction)

•

Merchandising Displays (the look PreProduction)

•

Sales Collateral (text and imagery PreProduction)

                  SubTotal $165,000

       Contingency Items:

•

Trademark Legal Fees and Clearances (Brand Logo 1 Category)………….$4,500.

•

Trademark Legal Fees and Clearances (Tag line/Slogan)………………..…$4,500.

•

Business Development Licensing Partners………………………………..…$5,000.

(plus a $15,000. success fee)

•

TapOut (Sales Presentation and Merchandising Advice)………………………$10,000.

•

Existing Product Line (Sales Presentation and Merchandising Advice)…….$10,000.

Not included in SMG’S fees are…

-

Printing

-

Prototyping 3D models of products

-

Digital Printed copies or booklets of any materials

Compensation.

In consideration for the best efforts utilized by the Contractor and in respect to Phase #2 services as outlined and defined above, the Company agrees to financially compensate the Contactor a total fee of USD $165,000 (One hundred and Sixty-Five Thousand Dollars U.SD.) for the branding as identified herein, plus any additional travel and expenses relevant to this project, if deemed necessary by both Parties hereto

It is agreed by both Parties that this compensation will be paid as follows:

The 1st payment of $55,000.00 (Fifty-Five Thousand Dollars U.S.D.) will be paid simultaneous with the signing of this Agreement, currently scheduled for July 19th , 2014 or there about.

The 2nd payment of $55,000 (Fifty-Five Thousand Dollars U.S.D) will be paid 30 days after the 1st payment, i.e. by or before August 19th, 2014.

The 3rd payment of $55,000 (Fifty-Five Thousand Dollars U.S.D) will be paid 30 days after the 2nd payment, i.e. by or before September 19th, 2014.

3.          TERMS FOR PHASE 2

Service Period: Services will begin within 24 (twenty four) hours after the signing of this Agreement and the receipt of the pre-stipulated 1st payment of $55,000.00 (Fifty-Five Thousand Dollars U.S.D.)

It is estimate that these services, Phase 2, will be delivered on or before ________________, 2015.

Other service deliveries of the “contingency items” to be discussed.

Make all checks payable to:

Sullivan Media Group, Inc.

Attn: Edward Sullivan

Sullivan Media Group, Inc.

9939 Equus Circle, Boynton Beach,Florida  33472

Agreed and Accepted on November 13, 2014

NutraFuels, Inc.

/s/ Edgar Ward_________________

By: Edgar Ward, President

Sullivan Media Group, Inc.

/s/ Edward Sullivan______________

By: Edward Sullivan, President